    As filed with the Securities and Exchange Commission on June 3, 1999.
                                                      Registration No. 333-65545

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            NBC CAPITAL CORPORATION
            (Exact name of registrant as specified in its charter)

         MISSISSIPPI                       6711                       64-0694775
       (State or other          (Primary Standard Industrial       (I.R.S. Employer
jurisdiction of incorporation   Classification Code Number)      Identification Number)
      or organization)

                                 P. O. BOX 1187
                         STARKVILLE, MISSISSIPPI 39760
                                 (601) 323-1341
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                --------------

                             MR. RICHARD T. HASTON
                        EXECUTIVE VICE-PRESIDENT, CHIEF
                         FINANCIAL OFFICER & TREASURER
                            NBC CAPITAL CORPORATION
                                 P. O. BOX 1187
                         STARKVILLE, MISSISSIPPI 39760
                                 (601) 324-4258
              (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                --------------

                                   Copy to:

                             VIRGINIA BOULET, ESQ.
                             PHELPS DUNBAR, L.L.P.
                        400 POYDRAS STREET, 30TH FLOOR
                         NEW ORLEANS, LOUISIANA  70130
                                (504) 584-9286

                                --------------

                            DEREGISTRATION OF SHARES


     The Registrant hereby removes from registration 135,264 shares (the "Shares") of the total 1,000,000 shares of Common Stock of NBC Capital Corporation covered by the Form S-4 Registration Statement No. 333-65545 as amended (the "Registration Statement"), which was declared effective on November 5, 1998. The Shares, which were registered in connection with the acquisition and merger of First National Corporation of West Point, have not been issued pursuant to the Registration Statement as of the date of this Post-Effective Amendment No. 1. The merger has been completed, and the registration of the Shares is hereby terminated.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Starkville, State of Mississippi, on May 28, 1999.


                                  NBC CAPITAL CORPORATION


                                  /s/ RICHARD T. HASTON
                                  ------------------------------------------
                                  By:  Richard T. Haston
                                       Executive Vice-President,
                                       Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on May 28, 1999.

Signatures                                              Title
----------                                              -----

/s/ LEWIS F. MALLORY, JR.*            Chairman of the Board and Chief Executive
-------------------------------         Officer/Director
Lewis F. Mallory, Jr.


/s/ MARK A. ABERNATHY*                President and Chief Operating
-------------------------------        Officer/Director
Mark A. Abernathy

/s/ RICHARD T. HASTON                 Chief Financial Officer
-------------------------------
Richard T. Haston


/s/ AUBREY ADAIR*                     Chief Accounting Officer
-------------------------------
Aubrey Adair


/s/ DAVID BYARS*                      Director
-------------------------------
David Byars


                                      Director
-------------------------------
Robert L. Calvert, III


/s/ ROBERT A. CUNNINGHAM*             Director
-------------------------------
Robert A. Cunningham


/s/ J. NUTIE DOWDLE*                  Director
-------------------------------
J. Nutie Dowdle


/s/ CLIFTON B. FOWLER*                Director
-------------------------------
Clifton B. Fowler


/s/ JAMES C. GALLOWAY, JR.*           Director
-------------------------------
James C. Galloway, Jr.


/s/ HUNTER M. GHOLSON*                Director
-------------------------------
Hunter M. Gholson


/s/ BOBBY L. HARPER*                  Director
-------------------------------
Bobby L. Harper


/s/ ROBERT S. JONES*                  Director
-------------------------------
Robert S. Jones

/s/ ROBERT D. MILLER*                 Director
-------------------------------
Robert D. Miller


/s/ EDITH D. MILLSAPS*                Director
-------------------------------
Edith D. Millsaps


/s/ RALPH E. POGUE*                   Director
-------------------------------
Ralph E. Pogue


/s/ THOMAS J. PRINCE, JR.*            Director
-------------------------------
Thomas J. Prince, Jr.


/s/ JAMES R. PRUDE*                   Director
-------------------------------
James R. Prude


/s/ SARAH SCRIBNER PRUDE*             Director
-------------------------------
Sarah Scribner Prude


/s/ ALLEN B. PUCKETT, III*            Director
-------------------------------
Allen B. Puckett, III


/s/ DR. JAMES C. RATCLIFF*            Director
-------------------------------
Dr. James C. Ratcliff


/s/ SAMMY J. SMITH*                   Director
-------------------------------
Sammy J. Smith


                                      Director
-------------------------------
H. Stokes Smith


/s/ HENRY S. WEISS*                   Director
-------------------------------
Henry S. Weiss

*By:/s/ RICHARD T. HASTON
    ---------------------------
        Richard T. Haston
        Agent and Attorney-In-Fact